Exhibit 99.1

KINGSWAY NAMES ADAM J. PATINKIN AS CHAIRMAN OF ITS BOARD OF DIRECTORS

-- Terence M. Kavanagh to Serve as Vice-Chairman --

Chicago – March 16, 2026 - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”), the only publicly-traded US company employing the Search Fund model to acquire and build great businesses, today announced its Board of Directors (the “Board”) has elected Adam J. Patinkin as Chairman of the Board. Terence M. Kavanagh, who has served as Chairman for the past twelve years, will remain on the Board as Vice-Chairman.

“I am honored to have been asked by the Board to serve as Chairman,” said Mr. Patinkin. “Kingsway has built a unique and compelling platform to acquire and scale outstanding businesses. I am excited to work with JT and the entire Kingsway team to help the company reach its considerable potential.”

“It has been a privilege to serve as Chairman of Kingsway for the past twelve years,” said Mr. Kavanagh. “I believe this is the right moment to pass the baton to Adam. His energy, work ethic, and hands-on approach make him exceptionally well-suited to lead the Board as Kingsway enters its next phase of growth.”

“Terry has guided Kingsway through a remarkable period of transformation,” said JT Fitzgerald, Kingsway’s President and CEO and a member of the Board of Directors. “We are deeply grateful for his steady leadership and wise counsel. I am thrilled to partner with Adam as we continue building Kingsway into a growth company and compounder of investor capital.”

About Adam J. Patinkin

Adam J. Patinkin is the Founder and Managing Partner of David Capital Partners, LLC (“David Capital”), a long-term oriented alternative investment firm headquartered in Chicago with offices in London. Prior to founding David Capital, Mr. Patinkin was a member of the investment team at Chicago-based Sheffield Asset Management, L.L.C., a long/short equity hedge fund manager. Mr. Patinkin currently serves on the Board of Directors of Flamingo Group, Inc., a privately-held enterprise software company focused on the multi-family apartment industry. Mr. Patinkin holds the Chartered Financial Analyst designation and earned a B.A. from Dartmouth College with a double-major in History and Government.

About the Company

Kingsway Financial Services Inc. (“Kingsway”) (NYSE: KFS) is the only publicly-traded US company employing the Search Fund model to acquire and build great businesses.

Kingsway owns and operates a collection of high-quality B2B and B2C services companies that are asset-light, growing, profitable, and that have recurring revenues. Kingsway seeks to compound long-term shareholder value on a per share basis via its decentralized management model, its talented team of operators, and its tax-advantaged corporate structure.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2025 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Investor Inquiries:
Hayden IR
James Carbonara
(646) 755-7412

james@haydenir.com

For Company Inquiries:

Kingsway Financial Services Inc.

Kent Hansen, CFO

(312) 766-2163

khansen@kingsway-financial.com